                                                                   EXHIBIT 23.12



                                    CONSENT



    We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form F-4 No. 333-15409) and related Prospectus of Sun International Hotels Limited for the registration of Ordinary Shares and to the incorporation by reference therein of our report dated February 19, 1996, with respect to the consolidated financial statements and schedules of Griffin Gaming and Entertainment, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
October 30, 1996